EXHIBIT (21)

LUFKIN INDUSTRIES, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

	Name of Subsidiary	Jurisdiction of incorporation/registration/formation	Name under Which such Subsidiary Does Business
1.	Cruseton Limited	Ireland	Non-Trading
2.	Datac Control International (Hong Kong) Limited	Hong Kong	Same
3.	Datac Control International Limited	Ireland	Same
4.	Datac Control Limited	Ireland	Non-Trading
5.	Datac Instrumentation Limited	Ireland	Non-Trading
6.	Grenco Energy Services (USA), Inc.	U.S.A (Texas)	Non-Trading
7.	Grenco Energy Services Inc.	Canada	Same
8.	Grenco Energy Services LP	Canada	Non-Trading
9.	Lufkin & Partners LLC	Oman	Same
10.	Lufkin Argentina Holding I, LLC	U.S.A (Delaware)	Non-Trading
11.	Lufkin Argentina, S.A.	Argentina	Same
12.	Lufkin Canada Holdings I Ltd.	Canada	Non-Trading
13.	Lufkin Do Brasil Equipamentos e Servicios Petroliferos Ltda.	Brazil	Same
14.	Lufkin Eastern Energy Malaysia SDN. BHD. (Joint venture)	Malaysia	Same
15.	Lufkin Finance (Canada) LP	Canada	Non-Trading
16.	Lufkin Finance (US) LP	U.S.A. (Texas)	Non-Trading
17.	Lufkin Finance I ULC	Canada	Non-Trading
18.	Lufkin Finance II ULC	Canada	Non-Trading
19.	Lufkin Finance III ULC	Canada	Non-Trading
20.	Lufkin France S.A.S. (Rep Office)	Singapore	Same
21.	Lufkin France, S.A.S.	France	Same
22.	Lufkin Industries Australia Pty. Ltd.	Australia	Same
23.	Lufkin Industries Canada, Ltd.	Canada	Same
24.	Lufkin Industries Colombia Holdings LLC	U.S.A. (Delaware)	Non-Trading
25.	Lufkin Industries De Colombia S.A.S.	Colombia	Same
26.	Lufkin Industries de Mexico S. DE R.L. DE CV	Mexico	Same
27.	Lufkin Industries Europe Holdings I LLC	U.S.A (Delaware)	Non-Trading
28.	Lufkin Industries Europe Holdings SARL	Luxembourg	Non-Trading
29.	Lufkin Industries Finance Luxembourg SARL	Luxembourg	Non-Trading
30.	Lufkin Industries Finance Scotland LP	UK	Non-Trading
31.	Lufkin Industries Holdings Luxembourg SARL	Luxembourg	Non-Trading
32.	Lufkin Industries Holdings UK Limited	UK	Non-Trading
33.	Lufkin Industries, Inc. Moscow Representative office	Russia	Same
34.	Lufkin Industries, Inc. (Rep. Office)	Romania	Same
35.	Lufkin Industries, Inc. (Rep. Office)	Bahrain	Same

36.	Lufkin Industries International Ltd.	British Virgin Islands	Non-Trading
37.	Lufkin Industries Mexico Holdings I LLC	U.S.A (Delaware)	Non-Trading
38.	Lufkin Industries Mexico Holdings II LLC	U.S.A (Delaware)	Non-Trading
39.	Lufkin Industries Oman I, LLC	U.S.A. (Delaware)	Non-Trading
40.	Lufkin Industries Oman II, LLC	U.S.A. (Delaware)	Non-Trading
41.	* Lufkin Industries Russia	Russia	Same
42.	Lufkin Industries SRL	Romania	Same
43.	Lufkin International Technologies Limited	Ireland	Non-Trading
44.	Lufkin Inversora S.A.	Argentina	Non-Trading
45.	Lufkin MENA Limited (Joint venture)	Dubai, UAE	Same
46.	Lufkin MENA Services Limited (Joint venture)	British Virgin Islands	Same
47.	Lufkin Middle East (Branch office)	Egypt	Same
48.	Lufkin Scottish LP GP LLC	U.S.A. (Delaware)	Non-Trading
49.	Pentagon Optimization Services, Inc.	Canada	Same
50.	Quinn Pumps [California] Inc.	U.S.A (California)	Same
51.	Quinn Pumps Canada Ltd.	Canada	Same
52.	Quinn Pumps North Dakota, Inc.	U.S.A. (North Dakota)	Same
53.	Quinn Pumps, Inc.	U.S.A (Texas)	Same
54.	RealFlex Technologies Limited	Ireland	Non-Trading
55.	Zenith Oilfield Technology Limited	Scotland	Same
56.	Zenith Oilfield Technology Limited (Rep office)	China (Beijing)	Same
57.	Zenith Oilfield Technology Limited. (Branch office)	Kuwait	Same
58.	Zenith Oilfield Technology LLC (Joint venture)	Oman	Same

Footnotes:
* In process of being formed